Reven Housing REIT Acquires Portfolio in Jacksonville, Florida

La Jolla, California, July 8, 2014 – Reven Housing REIT, Inc. ("Reven" or the "Company") (OTCBB: RVEN) today announced that it has acquired a portfolio of 46 single-family homes in the Jacksonville, Florida, metropolitan area. The total purchase price for the 46 acquired properties was $3,181,613, exclusive of closing costs. The Company funded 100% of the purchase with cash. The 46 acquired properties average 1,322 square feet and are mostly three-bedroom, one and a half bath homes. Of the acquired properties, 37 are currently subject to one-year leases and nine properties are subject to month-to-month leases.

Chad M. Carpenter, chairman and chief executive officer of Reven, commented, “We are very excited about our acquisition of the portfolio in Jacksonville, Florida. It marks our expansion from Atlanta, Georgia, and Houston, Texas, to one of the new markets that we have been evaluating and have identified as an attractive investment opportunity, as we continue to execute on our business plan.”

Additional information regarding the acquisition of the Jacksonville portfolio can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 8, 2014.

About Reven Housing REIT, Inc.

Reven Housing REIT is engaged in the acquisition, ownership and operation of portfolios of leased single-family homes in the United States. Reven operates its portfolio properties as single-family rentals, or SFRs, and it generates most of its revenue from rental income of the existing tenants of the SFRs that Reven has acquired. Reven’s business plan involves acquiring portfolios of rented houses from investors who have bought them low, fixed and rented them; and generating current income from profits from rentals and appreciation of houses. Reven intends to take all necessary steps to qualify as a real estate investment trust (“REIT”) under the Internal Revenue Code, as amended. However, no assurance can be given that it will qualify or remain qualified as a REIT.

Forward Looking Statement

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events and similar expressions. Forward-looking statements may be identified by use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” or “potential” or similar words or phrases which are predictions of or indicate future events or trends. Statements such as those concerning potential acquisition activity, investment objectives, strategies, opportunities, other plans and objectives for future operations or economic performance are based on the Company’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Any of these statements could prove to be inaccurate and actual events or investments and results of operations could differ materially from those expressed or implied, including the ability of the Company to qualify and operate as a REIT. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements, including its ability to invest in a diversified portfolio of quality real estate investments and to qualify and operate as a REIT, may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements and the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, future events or other changes. Please refer to Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on for the year ended December 31, 2013 filed with the SEC on March 25, 2014, and subsequently filed SEC reports, for further information.

For More Information, Contact:

Cole Carpenter

Reven Housing REIT, Inc.

7911 Hershel Ave., #201

La Jolla, California 92037

(858) 459-4000